As filed with the Securities and Exchange Commission on July 21, 2023

Registration Statement No. 333-262281

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 to POST-EFFECTIVE AMENDMENT NO. 2 to

FORM F-1 ON FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ads-tec Energy Public Limited Company

(Exact name of Registrant as specified in its charter)

Ireland	3790	N/A
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Earlsfort Terrace

Dublin 2, D02 T380, Ireland
+353 1 920 1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ADS-TEC ENERGY, INC.

5343 Paylor Lane, Ste 200

Sarasota, FL 34202

(941) 358-7445

Attn: Salina Love

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Lee, Esq. Lynwood E. Reinhardt, Esq. Reed Smith LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 521-5400	Connor Manning, Esq. Arthur Cox LLP Ten Earlsfort Terrace Dublin 2, D02 T380 Ireland Telephone: +353 1 920 1040

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

ADS-TEC Energy PLC (the “Company”) previously filed a Registration Statement on Form F-1 (File No. 333-262281) (as amended, the “F-1 Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 2, 2022. This Amendment No. 1 to Post-Effective Amendment No. 2 (“Post-Effective Amendment) to the F-1 Registration Statement is being filed to correct certain errors in the exhibits in the Exhibit Index of the Post-Effective Amendment.

Except as described above, no other changes have been made to the Post-Effective Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

EXHIBIT INDEX

Exhibit No.	Description
2.1**	Business Combination Agreement, incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (File No. 333-260312).
2.4**	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, incorporated by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F filed with the SEC on April 28, 2022.
3.1**	Memorandum and Articles of Association of ADS-TEC ENERGY PLC, incorporated by reference to Exhibit 1.1 to the Registrant’s Shell Company Report on Form 20-F filed with the SEC on December 29, 2021.
4.1**	Specimen Ordinary Share Certificate of ADS-TEC ENERGY PLC, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4 (File No. 333-260312).
4.2**	Specimen Warrant Certificate of ADS-TEC ENERGY PLC, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-4 (File No. 333-260312).
4.3**	Amended and Restated Warrant Agreement, dated December 22, 2021, by and among European Sustainable Growth Acquisition Corp., ADS-TEC ENERGY PLC, and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.1 to the Registrant’s Shell Company Report on Form 20-F filed with the SEC on December 29, 2021.
5.1**	Opinion of Arthur Cox.
5.2**	Opinion of Reed Smith LLP.
10.1**	Form of Subscription Agreement by and between European Sustainable Growth Acquisition Corp., ADS-TEC ENERGY PLC and the subscribers named therein (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-4 (File No. 333-260312).
10.2**	Registration Rights Agreement, dated December 22, 2021, by and among European Sustainable Growth Acquisition Corp., ADS-TEC ENERGY PLC, the EUSG initial shareholders, EarlyBirdCapital, Inc., ABN AMRO Securities (USA) LLC, and the ADSE GM Shareholders, incorporated by reference to Exhibit 4.6 to the Registrant’s Shell Company Report on Form 20-F filed with the SEC on December 29, 2021.
10.3**	Lock-Up Agreement, dated December 22, 2021, among ADS-TEC ENERGY PLC, LRT Capital1 LLC, EarlyBirdCapital, Inc., ABN AMRO Securities (USA) LLC, LHT Invest AB, Ads-Tec Holding GmbH, Bosch Thermotechnik GmbH, and Jonathan Copplestone, incorporated by reference to Exhibit 4.7 to the Registrant’s Shell Company Report on Form 20-F filed with the SEC on December 29, 2021.
10.4**	Form of Indemnification Agreement with ADS-TEC ENERGY PLC’s directors and executive officers, incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-4 (File No. 333-260312).
10.5**	Securities Subscription Agreement, dated November 16, 2020, between European Sustainable Growth Acquisition Corp. and LRT Capital1 LLC.

10.6**	Employment Agreement, dated April 19, 2022, by and between ads-tec Energy GmbH and Thomas Speidel, incorporated by reference to Exhibit 4.20 to the Registrant’s Annual Report on Form 20-F filed with the SEC on April 28, 2022.
10.7**	Amendment Agreement to Employment Contract of 13 March 2020, dated February 5, 2022, by and between ads-tec Energy GmbH and Robert Vogt, incorporated by reference to Exhibit 4.24 to the Registrant’s Annual Report on Form 20-F filed with the SEC on April 28, 2022.
10.8**	Private Placement Warrants Purchase Agreement, dated January 26, 2021, between European Sustainable Growth Acquisition Corp. and LRT Capital1 LLC (incorporated by reference to Exhibit 10.8.1 to the Registration Statement on Form F-4 (File No. 333-260312)).
10.9**	Private Placement Warrants Purchase Agreement, dated January 26, 2021, between European Sustainable Growth Acquisition Corp. and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.8.2 to the Registration Statement on Form F-4 (File No. 333-260312)).
10.10**	Private Placement Warrants Purchase Agreement, dated January 26, 2021, between European Sustainable Growth Acquisition Corp. and ABN AMRO Securities (USA) LLC (incorporated by reference to Exhibit 10.8.3 to the Registration Statement on Form F-4 (File No. 333-260312)).
21.1**	List of subsidiaries of ADS-TEC ENERGY PLC, incorporated by reference to Exhibit 8.1 to the Registrant’s Shell Company Report on Form 20-F filed with the SEC on December 29, 2021.
23.1**	Consent of BDO AG Wirtschaftsprüfungsgesellschaft.
23.2**	Consent of Arthur Cox (included in Exhibit 5.1).
23.3**	Consent of Reed Smith LLP (included in Exhibit 5.2).
24.1**	Power of Attorney (included on signature page of the Registration Statement).
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File - (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith

**	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nürtingen, Germany on the 21st day of July, 2023.

ads-tec energy PLC

By:	/s/ Thomas Speidel
Name:	Thomas Speidel
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Thomas Speidel	Chief Executive Officer and Director	July 21, 2023
	Thomas Speidel	(Principal Executive Officer)

By:	/s/ Wolfgang Breme	Chief Financial Officer	July 21, 2023
	Wolfgang Breme	(Principal Financial Officer)

By:	/s/ Joseph Brancato	Director	July 21, 2023
Joseph Brancato

By:	/s/ Bazmi Husain	Director	July 21, 2023
Bazmi Husain

By:	/s/ Kurt Lauk	Director	July 21, 2023
Kurt Lauk, PhD

By:	/s/ Salina Love	Director	July 21, 2023
Salina Love

By:	/s/ K.R. Kent	Director	July 21, 2023
K.R. Kent

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ads-tec energy PLC has signed this registration statement or amendment thereto in Sarasota, Florida, on the 21st day of July, 2023.

By:	/s/ Salina Love
	Name:	Salina Love
	Title:	Authorized Representative

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